UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 4, 2014

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 4, 2014 at 5:00 p.m., New York City time, Liberty Media Corporation (the “Company”) completed its previously announced spin-off (the “Spin-Off”) of its former wholly-owned subsidiary Liberty Broadband Corporation (“Broadband”).

The Spin-Off was accomplished by the distribution (the “Distribution”) by the Company of a dividend of (i) one-fourth of a share of Broadband’s Series A common stock for each outstanding share of the Company’s Series A common stock as of 5:00 p.m., New York City time, on October 29, 2014 (such date and time, the “Record Date”), (ii) one-fourth of a share of Broadband’s Series B common stock for each outstanding share of the Company’s Series B common stock as of the Record Date and (iii) one-fourth of a share of Broadband’s Series C common stock for each outstanding share of the Company’s Series C common stock as of the Record Date, in each case, with cash issued in lieu of fractional shares.  As a result of the Spin-Off, Broadband is an independent, publicly traded company and its assets and liabilities consist of  its 26% ownership interest in, and warrants to purchase additional shares of, Charter Communications, Inc., its 100% ownership interest in TruePosition, Inc., a minority equity investment in Time Warner Cable Inc. (“TWC”), certain deferred tax liabilities, liabilities related to a TWC call option and $320 million in indebtedness (with an additional $80 million available to be drawn).  Prior to the Spin-Off, Broadband distributed $300 million in cash to the Company (the source of which was proceeds from Broadband’s margin loan entered into prior to and in connection with the Spin-Off).

In connection with the Spin-Off, the following agreements were entered into by the Company (the “Spin-Off Agreements”):

•

a Reorganization Agreement, dated as of October 28, 2014, between the Company and Broadband, which provides for, among other things, the principal corporate transactions required to effect the Spin-Off, certain conditions to the Spin-Off and provisions governing the relationship between the Company and Broadband with respect to and resulting from the Spin-Off; and

•

a Tax Sharing Agreement, dated as of November 4, 2014, between Broadband and the Company, which governs the allocation of taxes, tax benefits, tax items and tax-related losses between Broadband and the Company.

The section of the prospectus forming a part of Amendment No. 3 to Broadband’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on October 23, 2014 (File No. 333-197619), entitled “Certain Relationships and Related Party Transactions—Relationships Between Broadband and Liberty,” which describes the material terms of the Spin-Off Agreements, is incorporated herein by reference. These descriptions are qualified in their entirety by reference to the full text of the Spin-Off Agreements, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K.

Item 8.01. Other Events

On November 4, 2014, the Company issued a press release (the “Press Release”) announcing the completion of the Spin-Off. The full text of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of October 28, 2014, between Liberty Media Corporation and Liberty Broadband Corporation (incorporated by reference to Exhibit 2.1 to Liberty Broadband Corporation’s Current Report on Form 8-K filed on November 10, 2014 (File No. 001-36713) (the “Broadband 8-K”))

10.1	Tax Sharing Agreement, dated as of November 4, 2014, between Liberty Media Corporation and Liberty Broadband Corporation (incorporated by reference to Exhibit 10.1 to the Broadband 8-K)
99.1	Press Release, dated November 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2014

LIBERTY MEDIA CORPORATION

By:  /s/ Wade Haufschild

Name: Wade Haufschild

Title:  Vice President

EXHIBIT INDEX

Exhibit No.	Name

2.1

Reorganization Agreement, dated as of October 28, 2014, between Liberty Media Corporation and Liberty Broadband Corporation (incorporated by reference to Exhibit 2.1 to Liberty Broadband Corporation’s Current Report on Form 8-K filed on November 10, 2014 (File No. 001-36713) (the “Broadband 8-K”))

10.1	Tax Sharing Agreement, dated as of November 4, 2014, between Liberty Media Corporation and Liberty Broadband Corporation (incorporated by reference to Exhibit 10.1 to the Broadband 8-K)
99.1	Press Release, dated November 4, 2014